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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           RANDGOLD RESOURCES LIMITED
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             (Exact name of registrant as specified in its charter)


Jersey, Channel Islands                      Not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


La Motte Chambers
La Motte Street
St. Helier Jersey JE1 1BJ
Channel Islands                                      Not applicable
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(Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-90972   (if applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

                   Ordinary Shares, $0.10 par value per share
                   ------------------------------------------
                                (Title of class)

        American Depositary Shares, each representing two Ordinary Shares
        -----------------------------------------------------------------
                                (Title of class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Registrant is applying for registration of: (a) ordinary shares, $0.10 par value ("Shares") and (b) American Depositary Shares ("ADSs") representing the Shares, each ADS representing two Shares. Information relating to the Shares is set forth under the heading "Description of Our Memorandum and Articles of Association and Ordinary Shares" in the Registrant's Registration Statement on Form F-1 (Registration No. 333-90972) originally filed on June 21, 2002, under the Securities Act of 1933, as amended (the "Registration Statement"), which information is incorporated herein by reference.

         Information relating to the ADSs is set forth under the heading "Description of American Depositary Receipts" in the Registration Statement, which information is incorporated herein by reference.

         Information relating to tax consequences of owning and disposing of the Shares and the ADSs is set forth under the heading "Taxation" in the Registration Statement, which information is incorporated herein by reference.

         Definitive copies of the prospectus describing the terms of the Shares and the ADSs will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed to be incorporated herein by reference.


ITEM 2.  EXHIBITS

     3.1. Memorandum of Association of Randgold Resources Limited, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     3.2. Articles of Association of Randgold Resources Limited, as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement).

     4.1. Form of Deposit Agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002 and further amended and restated as
           of              , 2002, among Randgold Resources Limited, The Bank
           of New York, as Depositary, and owners and holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form F-4 (Registration No. 333- 91166), filed with the Commission on June 26, 2002).

     4.2   Form of American Depositary Receipt (included in Exhibit 4.1).

     4.3. Excerpts of relevant provisions of the Companies (Jersey) Law 1991 (incorporated by reference to Exhibit 4.4 to the Registration Statement).



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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



(Registrant)  Randgold Resources Limited
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Date     June 26, 2002
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By  /s/ D. Mark Bristow
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    D. Mark Bristow
    Chief Executive Officer